UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2017

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Technology Square, 4th Floor Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 25, 2017, Proteostasis Therapeutics, Inc. (the “Company”) entered into an employment agreement with its new Chief Financial Officer, Helen M. Boudreau. The description of the employment agreement described in Item 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Chief Financial Officer, Treasurer and Principal Financial Officer

On July 11, 2017, the Board of Directors of the Company (the “Board”) elected Helen M. Boudreau as the Company’s Chief Financial Officer and Treasurer and as the Company’s Principal Financial Officer, conditioned upon and effective as of the effective date of Ms. Boudreau’s commencement of employment with the Company. Ms. Boudreau entered into an employment agreement with the Company and commenced employment on July 25, 2017, as announced on July 31, 2017 through a press release filed herewith as Exhibit 99.1.

Ms. Boudreau, age 51, joined our Board of Directors in February 2016. Prior to joining the Company, Ms. Boudreau served as the Chief Financial Officer of FORMA Therapeutics, Inc. from October 2014 to June 2017. From September 2008 to September 2014, Ms. Boudreau worked at Novartis, including serving as the Chief Financial Officer of Novartis Corporation, the U.S. corporate arm of Novartis AG (NYSE: NVS), from November 2012 to September 2014, Vice President of Investor Relations from January 2012 to December 2012, and Vice President and Chief Financial Officer for Novartis Oncology, a global business unit, from September 2008 to January 2012. Before joining Novartis, Ms. Boudreau worked at Pfizer, Inc. (NYSE: PFE), where she served in multiple leadership positions, including Vice President of Finance, Customer Business Unit and Commercial Operations, Vice President of Finance, Research and Development, and the Senior Director of Financial Planning and Strategic Analysis. Prior to Pfizer, Ms. Boudreau held strategic and operational roles at Yum Brands/PepsiCo., McKinsey & Company, and Bank of America. Ms. Boudreau received a B.A. in Economics from the University of Maryland and an M.B.A. from the Darden School at the University of Virginia.

Officer Employment Agreement

On July 25, 2017, the Company entered into an employment agreement (“Employment Agreement”) with Ms. Boudreau for the position of Chief Financial Officer (“Executive”).

The Employment Agreement provides for an annual base salary of $370,000 (the “Base Salary”), subject to annual review and increase as determined by the Board. In addition, the Executive is considered for a bonus from time to time, of a target amount of 35% of the Executive’s then-current base salary (the “Bonus Percentage”), and is also eligible to participate in the Company’s 401(k) plan and receive annual equity grants as determined by the Board. The Board also approved a stock option grant of 215,000 shares at an exercise price to be determined as the fair market value of the common stock on the close on the first trading day of the month following her start date, or August 1, 2017, consistent with the Company’s equity grant policy.

Pursuant to the Employment Agreement, the Executive’s employment is at-will. In the event that the Executive’s employment is terminated for any reason, the Executive will be entitled to any earned but unpaid salary and bonus, if any, unpaid expense reimbursements, accrued but unused vacation, and any vested benefits the Executive may have under any employee benefit plan of the Company through the date of termination (the “Accrued Benefit”). In the event that the Executive’s employment is terminated by the Company for Cause or because the Executive is Disabled, if the Executive terminates his or her employment without Good Reason or if the Executive’s employment ends because of his or her death, the Executive will be entitled to receive the Accrued Benefit through the date of Termination and, except for the payment of the Accrued Benefit, the Executive’s compensation, benefits, and stock option vesting shall cease as of the date of termination.

In the event that the Executive’s employment is terminated by the Executive for Good Reason or by the Company without Cause (as such terms are defined below), the Executive will be entitled to receive (i) the Accrued Benefit, (ii) continued payment of the Executive’s Base Salary for a period of 9 months (the “Severance Period”) following such termination, (iii) acceleration of vesting of all equity awards that would have vested during the Severance Period, and (iv) continuation of health benefits during the Severance Period, in the case of each of (ii), (iii), and (iv), subject to the execution of a separation agreement and release (the “Separation Agreement and Release”).

In the event, within 12 months after a Change in Control, the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, then, in addition to the Accrued Benefit, the Executive will be entitled to the following payments, benefits and other terms, subject to the Separation Agreement and Release: (i) continued payment of the Executive’s Base Salary for a period of 12 months (the “CIC Severance Period”) following such termination, (ii) acceleration of vesting of all equity awards that would have vested based only on the passage of time, and (iii) continuation of health benefits during the CIC Severance Period.

The Employment Agreement defines “Cause” as a termination of employment as a result of the Executive’s: (i) material non-performance of her duties (other than by reason of physical or mental illness, incapacity or disability); (ii) commission of any act of material and willful misconduct, fraud or dishonesty, provided that this shall not include the occasional, customary and de minimis use of Company property for personal purposes); (iii) gross negligence in the performance of her duties under the Employment Agreement with respect to any material matter; (iv) actions or omissions that satisfy the elements of (A) any felony or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (v) material breach of any of his obligations under her Employment Agreement; (vi) material breach of any of her obligations under the Employee Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement; (vii) a material violation of any of the Company’s written employment policies related to conduct or ethics; or (viii) failure to cooperate with internal, regulatory or law enforcement investigations after demand by the Board, or the destruction or failure to preserve documents in connection with such investigations.

The Employment Agreement defines Good Reason as the Executive’s compliance with certain procedures specified in the Employment Agreement, including notice and a cure period, after the occurrence of any of the following events: (i) a material diminution in the Executive’s duties or responsibilities; (ii) a reduction in the Base Salary; (iii) the relocation of the Company’s office under certain circumstances; (iv) a requirement that the Executive regularly report to anyone other than the Chief Executive Officer; or (v) a material breach of his or her Employment Agreement by the Company.

The summary above is qualified in its entirety by reference to the terms of the Employment Agreement filed herewith as Exhibit 10.1.

Board Resignations

On July 31, 2017, Ms. Boudreau submitted her resignation from the Company’s Board, effective immediately. Ms. Boudreau’s decision to resign from the Board was not the result of any disagreement with the Company but was made following her joining the Company as Chief Financial Officer on July 25, 2017. Accordingly, Ms. Boudreau is withdrawing her nomination to stand for re-election at the upcoming Annual Meeting of Stockholders’ to be held on August 3, 2017. Any votes for Ms. Boudreau will be disregarded.

On July 30, 2017, Christopher Walsh submitted his resignation from the Company’s Board, effective August 1, 2017, solely for personal reasons. Mr. Walsh’s decision to resign from the Board was not the result of any disagreement with the Company.

The Company’s Board Committees are now constituted as follows:

Audit and Finance Committee: Eric Rabinowitz (Chair), Franklin Berger and James Barrett

Compensation Committee: Eric Rabinowitz (Chair) and Jeffery Kelly

Nominating and Governance Committee: Franklin Berger (Chair), James Barrett and Jeffery Kelly

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Helen Boudreau, dated as of July 25, 2017

99.1	Press release dated July 31, 2017 regarding new CFO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2017	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and Helen Boudreau, dated as of July 25, 2017

99.1	Press release dated July 31, 2017 regarding new CFO